UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Magnum Hunter Resources Corporation
(Name of Registrant as Specified in its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAGNUM HUNTER RESOURCES CORPORATION 777 Post Oak Blvd, Suite 650 Houston, Texas 77056 (832) 369-6986

April 13, 2011

Dear Fellow Stockholder:

According to our latest records, we have not yet received your proxy for the important annual and special meeting of stockholders of Magnum Hunter Resources to be held on April 29, 2011. Your Board of Directors recommends that stockholders vote “FOR” Proposal 1, 3, 4, 5, 6, 7, 9, “FOR” all nominees in Proposal 2, and vote “3 YEARS” on Proposal 8.

Time is short and your vote is extremely important. Please VOTE TODAY by telephone or the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your cooperation.

Very truly yours,

/s/ Gary C. Evans

Gary C. Evans
Chairman of the Board and Chief Executive Officer

3 Easy Ways To Vote

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call 800-690-6903. Have your control number listed on your voting instruction form ready and follow the simple instructions.

2.	Vote by Internet. Go to www.proxyvote.com. Have your control number listed on your voting instruction form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your voting instruction form and return it in the postage-paid return envelope provided.